Exhibit 99.1

1 Management Presentation September 2008

2 This presentation contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates, forecasts and projections, as the case may be, and as such involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this presentation regarding our strategy, future operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “will”, “would”, “could” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not guarantees of future performance, and involve risks, uncertainties and assumptions which are difficult to predict. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in our Form 10-K for the year ended December 29, 2007, particularly in the “Risk Factors” sections, that we believe could cause actual results or events to differ materially from the forward looking statements we make and we may update such “Risk Factors” in quarterly reports on Form 10-Q. Other risks, uncertainties and factors, including those discussed under “Risk Factors”, could cause our actual results to differ materially from any forward-looking statements we make. Our forward-looking statements do no reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. The oral statements made in connection with this presentation may include forward-looking statements regarding the Company, including statements about its operations and prospects. Past performance is not necessarily indicative of future results. The Company’s actual results and other circumstances could differ materially from any results or circumstances anticipated in any forward-looking statements as a result of uncertainties described in our Risk Factors. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not assume any obligation to update or revise any forward-looking statements after we distribute this presentation, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The FGX Advantage

Leading market positions
- #1 in readers, #1 in popular priced sunglasses in rapidly growing markets
- Fragmented competitive landscape with significant switch-out costs

Portfolio of highly recognized brands
- FosterGrant – 60 year heritage and widely recognized by consumers
- Magnivision – the original reading glass brand

Balanced business model
- Diversified business profile of readers, sunglasses and costume jewelry
- Largest segment (readers) provides over 50% of revenues and is non-seasonal and recession resistant

Low-cost sourcing strategy
- Global outsourcing for over two decades
- Strong and consistent gross margins driven by disciplined purchasing

Multiple growth opportunities
- New channels, cross-selling and international expansion
- Strategic optical acquisitions under consideration

Customer service focus
- 2,000 person web enabled field service team
- 50 person merchant team interacting daily with accounts

Experienced management team
- Average senior management experience of over 20 years
- Key marketing executive added in 2008



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4 Leading Market Positions in Key Product Categories Foster Grant + Magnivision creates leading share in a growing market estimated at 50%+ share in category that grows low double digits Magnivision – the original reading glass brand has #1 market share Foster Grant #1 market share in mass/popular priced sunglasses: estimated to be 20%+ of total market Fragmented competitive landscape with significant switch out costs (e.g. product buyback, fixtures) creating barriers to entry

5 Compelling Industry Trends Favorable demographics for reading glasses with aging baby boomers Increase in LASIK surgery and contact lens usage that correct nearsightedness, thus requiring reading glasses Readers and popular priced sunglasses are less susceptible to fluctuations in discretionary spending Desire for multiple, activity-specific sunglasses Consumer desire for fashion at lower price points Aging U.S. Population 2003 – 2015E Pairs of Sunglasses in Regular Use Source: U.S. Census Bureau Source: Jobs on/VCA data. 100,000 people surveyed. % Growth 2003 to 2015E 55% of consumers own 2+ pairs of sunglasses 12% 10% -1% -1% 6% 16% 7% -4% -13% -4% 18% 38% 55% 61% 27% 3% 20% 11% (20%) (10%) 0% 10% 20% 30% 40% 50% 60% 70% 0-4 5-9 10- 14 15-19 20-24 25-29 30-34 35-39 40-44 45-49 50-54 55-59 60-64 65-69 70-74 75-79 80+ Total Core Reader’s Market 1 Pair, 46% 2 Pairs, 34% 3 Pairs, 12% 4 Pairs, 4% More than 5 Pairs, 3% 5 Pairs, 2%

6 Portfolio of Highly Recognized, Quality Eyewear Brands 60 year heritage Only popular priced sunglasses brand that advertises #1 market position in readers Double the market share of the nearest competitor Target younger demographics Sold at premium price points ($50-$170) Expand distribution channel penetration Complements owned brands TM

7 Capitalize on Existing Brand Awareness • Life In Focus print campaign launched Fall 2007 • Pilot television advertisement planned for Q4 2008 - “Trust Your Vision to Magnivision”. • First brand investment in 20+ years in 2007 • Second year of television advertising began April 2008 and ran through mid-July • $4mm actual/$7mm measured media spend in 2008 • FSI coupon dropped June 22, 2008

8 Latest TV Advertisement Foster Grant

9 New TV Advertisement Magnivision

10 Balanced Business Model 2007 Sales by Product Line 2007 Sales by Channel Revenue from diverse product assortment readers, sunglasses and costume jewelry Largest segment - reading glasses - is high margin, stable, non-seasonal Scalable international business Distribution through multiple channels - Expanding penetration through new customers and cross-selling - Mid-tier presents sizeable growth opportunity in all categories

11 Efficient, Low Cost Sourcing Model Scale Experience Relationships Operating Efficiency 70 million units sourced annually Economies of scale drives pricing leverage Over 25 years of China sourcing experience Operate Logistics office and Quality Control lab in Shenzhen, China Average relationship with top 10 suppliers over 10 years Supplier diversity – none represents over 15% Tight management of air freight Lower display and tag costs Maintaining gross margins in face of cost pressure from suppliers

12 Growth Strategies: a Multi-Pronged Approach Expand Distribution Cross-sell product lines Further penetrate existing customers and channels Expand to new customers and channels Expand Product Offerings Expand fashionable optical products Enhance product features Selective use of licensed brands International Expansion Expand U.K. reading glasses presence Extend existing retail relationships internationally Strategic Acquisitions Utilize platform and management expertise for accretive acquisitions Strong Free Cash Flow and strengthened balance sheet enable acquisitions

13 Significant Barriers to Entry Comprehensive customer management 2,000 person web enabled field service team 50 person merchant team providing collaborative planning, sales analysis and planogram management 20 person logistics and forecast team responsible for achieving 98-99% fill rate Scale advantages Significant upfront investment required for competitive product buyback, fixtures and inventory to take over an account Nationally recognized optical brands Organizational infrastructure required to service national retailers Long term relationships at key retailers Long term contracts with most key accounts Recipient of vendor of the year awards from two leading national retailers

14 Long-Standing Relationships with National Retailers Length of relationship Product Assortment Customer 20+ years 20+ years 18 years 15 years 14 years 13 years 12 years 11 years 11 years Sun, Readers, Jewelry, Frames Sun, Readers Sun, Readers, Jewelry Readers Sun, Readers Sun, Readers, Jewelry Sun, Readers, Jewelry Sun, Readers, Jewelry Readers Penetration in over 57,000 doors worldwide Target 2006 “Partner Award of Excellence” Rite Aid 2007 “Front End Supplier of the Year”

15 Selected Cross-Selling Opportunities by Channel > 50% Between 0% and 50% 0%

16 Selected New Business Opportunities by Channel Category Opportunity Category Opportunity Channel/Customer Reader Sun JewelryChannel/Customer Reader Sun Jewelry Club Specialty Grocery / Drug Mid Tier / Department Stores Variety Sporting Goods n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a

17 New Business Update Estimated Channel/Customer New Business Pick Up Annual Revenues Mass Merchants Fashion Reader Panel $2 - 3 million Specialty Sun and Reader Displays $1 Million Sun and Reader Displays $1 Million Reader Displays $4 - 5 Million Reader Test $1 Million Sun and Reader Displays $3 Million

18 Strong Capital Structure to Support Growth Current loan facility includes $100 million term loan with a $75 million revolving credit facility and a $50 million accordion feature Interest rate swap - fixed interest rate at 3.2% plus LIBOR for $50 million of term loan; balance floats at LIBOR + 1.75%; grid pricing Debt balances decreased from $213.6 million at the end of 2006 to $120.4 million at the end of 2007; balance at end of Q2 2008 was approximately $110 million Reduced leverage ratio (debt to Adjusted EBITDA(1)) to 2.2 times in 2007. Peak borrowings in Q2 2008 Reduced annual run rate of interest expense from $22(2) million to approximately $7 million for 2008 Substantial Free Cash Flow for debt reduction, acquisitions, stock buybacks and to fund future growth; BOD has authorized $12 million stock buy back program of which $10.5 million remain available. (1) A reconciliation of the results “as reported”, which are in accordance with GAAP, to results “excluding adjustments” or to EBITDA, “EBITDA, excluding adjustments” or “Free Cash Flow”, which are non-GAAP measures, is included in the Consolidated Statements of Income Data, and related notes thereto, attached to this presentation. The Company believes that non-GAAP measures are useful for an understanding of its ongoing business . (2)Does not include $2.8 mm charge for early extinguishment of debt.

19 Acquisition Criteria Brands in our current product niches that leverage our core strengths: – Sourcing – Design – Supply Chain – Existing Retail Channels (Field Service) – Marketing Immediately accretive to earnings $10 million to $50 million in annual sales Substantial day 1 synergies

20 Depreciation & Amortization Implications Accounting Considerations Fixture additions in 2007 and 2008 to support growth Above average current and near-term depreciation and amortization expense Fixtures – 2 year depreciation and 4 year average useful life Depreciation and amortization expected to decrease significantly beginning in 2009 CAPEX D&A $18.4 $18.9 $0 $5 $10 $15 $20 $25 2006 2007 $10.9 $15.5 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 2006 2007 ($ in millions) ($ in millions)

21 Free Cash Flow Per Share (1) (1) Free Cash Flow per share is defined as EBITDA (2) less Capital Expenditures divided by an estimated 21.5 million shares . (2) A reconciliation of the results to EBITDA and Free Cash Flow, which are non-GAAP measures, is included in the Consolidated Statements of Income Data, and related notes thereto, attached to this presentation. The Company believes that non-GAAP measures are useful for an understanding of its ongoing business. $1.43 $1.54 $1.36 $1.38 $1.40 $1.42 $1.44 $1.46 $1.48 $1.50 $1.52 $1.54 $1.56 2006 2007

22 Historical Financial Performance Summary Income Statement Q2 ‘08 net sales increase was primarily due to organic sales growth at existing customers within both the non-prescription reading glasses and sunglasses segments. As expected, the decrease in gross margins resulted from increased sales of lower margin sunglasses in Q2 08. Operating expense increase was due to fixture depreciation costs and public company related costs. Interest expense reduction was due to debt pay down and refinancing of remaining debt. EPS reflects increased share count of 21.5 million shares in Q2 08. Consolidated Statement of Operations Data Q2 2008 Q2 2007 (in thousands, except share and per share amounts) Net sales 71,565 $ 62,614 $ Gross profit 37,547 33,801 Gross margin 52.5% 54.0% Operating expenses 29,443 27,856 Operating income 8,104 5,945 Interest expense (1,450) (5,837) Income tax expense (benefit) 2,530 (1,402) Net income 4,090 $ 1,499 $ Diluted earnings per share 0.19 $ 0.10 $

23 Historical Financial Performance Selected Balance Sheet Data and Key Working Capital Metrics DSO improved to 60 days in Q2 2008 from 76 days in Q2 2007 Inventory days improved to 94 days in Q2 2008 from 128 days in Q2 2007 Working Capital improved to $35.8 million in Q2 2008 from $30.5 million in Q4 2007 As of As of Selected Balance Sheet Data (in thousands) Cash & cash equivalents $ 3,992 $ 4,567 Accounts receivable, net 53,861 53,001 Inventories, net 36,881 33,226 Property, plant & equipment 20,283 21,349 Accounts payable 35,706 27,364 Total debt 110,013 120,439 Shareholders’ equity 24,096 17,333 June 28, 2008 December 29, 2007

24 Summary Leading market positions Balanced business model Portfolio of highly recognized brands Low-cost sourcing strategy Scale and experience create barriers to entry Multiple growth opportunities Experienced management team Customer service focus

Regulation D Disclosure

FGX INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND OTHER SELECTED DATA

(Unaudited, in thousands, except per share data)

Reconciliation of Results “As Reported” in accordance with GAAP to Results, “Excluding Adjustments” (1), a non-GAAP measure.

	Fiscal Period Ended
	December 29, 2007			December 30, 2006
	As		Excluding	As		Excluding
	Reported	Adjustments (5)	Adjustments	Reported	Adjustments (6)	Adjustments

Net sales	$240,463	$152	$240,615	$209,208	$5,024	$214,232
Cost of sales	110,032	27	110,059	104,932	—	104,932
Gross profit	130,431	125	130,556	104,276	5,024	109,300

Operating expenses:
Selling expenses	68,727	(71)	68,656	55,466	—	55,466
General and administrative expenses	20,828		20,828	17,918	—	17,918
Amortization of acquired intangibles	6,172	—	6,172	7,597	—	7,597
Abandoned lease charge	4,407	(4,407)	—	—	—	—
Total operating expenses	100,134	(4,478)	95,656	80,981	—	80,981

Operating income	30,297	4,603	34,900	23,295	5,024	28,319

Interest expense, net	24,710	(2,780)	21,930	21,951	—	21,951
Other income, net	117	—	117	154	—	154
Income before income taxes and minority interest	5,704	7,383	13,087	1,498	5,024	6,522
Income tax expense	414	2,806	3,220	4,245	1,909	6,154
Income (loss) before minority interest	5,290	4,577	9,867	(2,747)	3,115	368
Minority interest expense	347	—	347	233	—	233
Net income (loss)	$4,943	$4,577	$9,520	$(2,980)	$3,115	$135
EPS: Basic	$0.31	$0.29	$0.60	$(0.20)	$0.21	$0.01
Diluted	$0.31	$0.28	$0.59	$(0.20)	$0.21	$0.01

Weighted average shares outstanding:
Basic	15,941		15,941	14,838		14,838
Diluted	16,010		16,010	14,838		14,838

Capital expenditures	$15,472		$15,472	$10,948		$10,948

The table below reconciles EBITDA to net income, the most directly comparable GAAP measure.

Net income (loss)	$4,943	$4,577	$9,520	$(2,980)	$3,115	$135
Income tax expense	414	2,806	3,220	4,245	1,909	6,154
Interest expense, net	24,710	(2,780)	21,930	21,951	—	21,951
Depreciation and amortization	18,871	—	18,871	18,416	—	18,416
EBITDA (2)	$48,938	$4,603	$53,541	$41,632	$5,024	$46,656
EBITDA margin (EBITDA / net sales)	20.4%		22.3%	19.9%		21.8%

The table below reconciles Free Cash Flow to the EBITDA table above.

EBITDA	$48,938	$4,603	$53,541	$41,632	$5,024	$46,656
Less: Capital Expenditures	(15,472)	—	(15,472)	(10,948)	—	(10,948)
Free Cash Flow (2)	$33,466	$4,603	$38,069	$30,684	$5,024	$35,708

See accompanying Notes to Consolidated Statement of Income and Other Selected Data.

FGX INTERNATIONAL

NOTES TO CONSOLIDATED STATEMENTS OF INCOME DATA

1.              We have presented the “Adjustments” and “Excluding Adjustments” columnar information because we believe it provides securities analysts, investors and other interested parties with more insight as to the Company’s results without regard to certain significant events and transactions that occurred during the fiscal periods presented and that may or may not be recurring in nature. We believe the presentation of this data provides the reader with a greater understanding of the impact of certain items on specific U.S. Generally Accepted Accounting Principles (GAAP), or “as reported,” measures, including net income, operating income and gross profit.  Management utilizes this information to better understand its operating results as well as the impact of and progress on certain strategic initiatives.  The columnar information under the caption “Excluding Adjustments” are not substitutes for analysis of our results as reported under U.S. GAAP and should only be used as supplemental information.

2.              EBITDA represents net income before interest, income taxes, depreciation and amortization. We believe that EBITDA, EBITDA “excluding adjustments” (see Note (1) above) and Free Cash Flow are performance measures that provide securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry.  We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.

We believe EBITDA facilitates company to company operating performance comparisons by adjusting for potential differences caused by variations in capital structures (affecting net interest expense), taxation (such as the impact of differences in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance.

EBITDA has limitations, including that it is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.  It should not be considered either in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our results presented in accordance with U.S. GAAP and using EBITDA only supplementally.

3.              Results for fiscal 2007 include a $4.4 million pre-tax charge in connection with the continued vacancy at the Company’s Miramar, Florida facility; $2.8 million pre-tax charge related to the early extinguishment of debt relative to the Company’s refinancing of its remaining indebtedness to more favorable terms; and a $0.2 million pre-tax charge in connection with the recall of children’s sunglasses.

4.              Results for fiscal 2006 include a $3.6 million pre-tax charge related to the return of non-prescription reading glasses resulting from commitments made to a majority of U.K. retail customers. This charge is in connection with the implementation of our change in U.K. business strategy and merchandising including new fixtures, updated product line offerings and new signage; and a $1.4 million pre-tax charge incurred in connection with the write off of an asset related to the buyback of competitive product due to the loss of business from a customer that sold certain retail stores to a third party.

5.              The Leverage Ratios of Debt to EBITDA and Debt to EBITDA “Excluding Adjustments” for the fiscal years ended December 29, 2007 and December 30, 2006 are calculated by dividing the Company’s Debt balance at period then ended by the associated EBITDA measure on a trailing 12-month basis. This ratio of Debt to EBITDA is a credit metric commonly used by investors and credit agencies as an indicator of financial risk, including a company’s ability to repay or refinance its debt obligations. This ratio as defined above may not be similar to measures used by other companies, is not a measurement of GAAP and should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements.